FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS First Amendment to Note Purchase Agreement (this “First Amendment”) is made and entered into as of April 5, 2013, between OSAGE EXPLORATION & DEVELOPMENT, INC., a Delaware corporation (the “Issuer”), APOLLO INVESTMENT CORPORATION, in its capacity as administrative agent (the “Administrative Agent”), and each of the holders signatory hereto (each, a “Holder” and, collectively, the “Holders”).

RECITALS

A.	The Issuer, the Administrative Agent and the Holders are parties to that certain Note Purchase Agreement dated as of April 27, 2012 (the “Note Purchase Agreement”).

B.	The Issuer, the Administrative Agent and the Purchasers have agreed to amend the Note Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and subject to the satisfaction of the conditions set out in Article 4 below, the parties hereto hereby agree, effective as of the First Amendment Effective Date (as defined below), to amend the Note Purchase Agreement and otherwise agree as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined. Capitalized terms used, but not defined, in this First Amendment shall have the same meanings as set forth in the Note Purchase Agreement.

ARTICLE II

LIMITED WAIVER

2.1 The Issuer has informed the Administrative Agent that it is in violation of each of the following covenants (each a “Specified Default”, and collectively, the “Specified Defaults”):

(a) the covenant to maintain Swap Agreements hedging the aggregate notional volumes of eighty percent (80%) of the reasonably anticipated projected production as set forth in Section 6.19 of the Note Purchase Agreement;

(b) the covenant to enter into a Swap Intercreditor Agreement within 90 days subsequent to the Closing Date, as set forth in Section 6.20 of the Note Purchase Agreement;

(c) the Interest Coverage Ratio covenant set forth in Section 7.7(a) of the Note Purchase Agreement for the Fiscal Quarter ended March 31, 2013;

(d) the minimum production covenant set forth in Section 7.7(b) of the Note Purchase Agreement for the Fiscal Quarter ended March 31, 2013; and

(e) the covenant to provide the Administrative Agent written notice of any Default or Event of Default as set forth in Section 6.2(a)(i) of the Note Purchase Agreement with respect to each of items (a) through (d) above.

2.2 The Issuer has requested that the Administrative Agent and the Holders waive the Default and Event of Default now existing due to Specified Defaults. In response to the Issuer’s request, the Administrative Agent and the Holders, hereby waive agree to waive each Specified Default.

2.3 The foregoing waivers are hereby granted to the extent, and only to the extent, specifically stated herein and for no other purpose or period and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, any other term or condition of the Note Purchase Agreement, any other Note Document or any of the documents referred to therein, or (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Holders may now have or may have in the future under or in connection with the Note Purchase Agreement, any other Note Document or any of the documents referred to therein.

ARTICLE III

AMENDMENTS

3.1 Amendments to Section 1.2.

(a) Definition of “Agreement”. The definition of “Agreement” in Section 1.2 of the Note Purchase Agreement is hereby amended and restated in its entirety, and so amended shall read as follows:

“Agreement” means this Note Purchase Agreement, dated as of April 27, 2012 by and among the Issuer, the Holders, and the Administrative Agent, as amended by the First Amendment.

(b) Definition of “First Amendment”. Section 1.2 is hereby amended by adding a new definition of “First Amendment Effective Date” thereto where alphabetically appropriate to read as follows:

“First Amendment” means that certain First Amendment to Note Purchase Agreement, dated as of April 5, 2013, by and among the Issuer, the Holders party thereto, and the Administrative Agent.

(c) Definition of “First Amendment Effective Date”. Section 1.2 is hereby amended by adding a new definition of “First Amendment Effective Date” thereto where alphabetically appropriate to read as follows:

“First Amendment Effective Date” has the meaning given such term in the First Amendment.

(d) Definition of “Tranche A Commitments”. The definition of “Tranche A Commitments” in Section 1.2 of the Note Purchase Agreement is hereby amended by replacing the figure “$10,000,000” appearing at the end of such definition with the figure “$20,000,000”.

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3.2 Amendment to Section 6.19. Section 6.19 of the Note Purchase Agreement is hereby amended and restated in its entirety, and so amended shall read as follows:

6.19 Swap Agreements. The Issuer will maintain in full force and effect the Swap Agreements entered into on the Closing Date pursuant to Section 3.1(i). Beginning on or prior to the date that is 90 days subsequent to the First Amendment Effective Date and continuing thereafter as of the end of each succeeding calendar month, Issuer will maintain in full force and effect Swap Agreements, hedging in the aggregate notional volumes of eighty percent (80%) of the reasonably anticipated projected production from Proved Developed Producing Domestic Oil and Gas Properties for each month for a two- year period for each of crude oil and natural gas, calculated separately from the last day of each such month.

3.3 Amendment to Section 6.20. Section 6.20 of the Note Purchase Agreement is hereby amended and restated in its entirety, and so amended shall read as follows:

6.20 Swap Intercreditor Agreement. On or prior to the date that is 90 days subsequent to the First Amendment Effective Date, the Issuer, the Administrative Agent and a counterparty to a Swap Agreement acceptable to the Administrative Agent shall have executed a Swap Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent.

3.4 Amendment to Section 7.7(a). Section 7.7(a) of the Note Purchase Agreement is hereby amended and restated in its entirety, and so amended shall read as follows:

(a) Interest Coverage Ratio. Beginning with the Fiscal Quarter ending June 30, 2013, the Issuer shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter set forth below to be less than the ratio set forth below opposite such Fiscal Quarter.

Each Fiscal Quarter Ending on the Following Dates	Interest Coverage Ratio

June 30, 2013	1.10 to 1.00
September 30, 2013	1.75 to 1.00
December 31, 2013	2.25 to 1.00
March 31, 2014	2.50 to 1.00
June 30, 2014 and each Fiscal Quarter thereafter	3.00 to 1.00

3.5 Amendment to Section 7.7(b). Section 7.7(b) of the Note Purchase Agreement is hereby amended and restated in its entirety, and so amended shall read as follows:

(b) Minimum Production. Beginning with the Fiscal Quarter ending June 30, 2013, the Issuer shall not permit the net sales volume of oil from the Oil and Gas Properties for the Fiscal Quarter set forth below to be less than the amount for such period as set forth opposite such Fiscal Quarter below. For the purposes of this Section 7.7(b), every 6MCF of gas shall be converted into 1Bbls of oil. The Issuer will provide the Administrative Agent with evidence that the preceding is being satisfied within thirty (30) days after the end of each quarter.

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Each Fiscal Quarter Ending on the Following Dates	Minimum Production in MBbls of Oil Per Fiscal Quarter

June 30, 2013	35
September 30, 2013	50
December 31, 2013	60
March 31, 2014	70
June 30, 2014	80
September 30, 2014	90
December 31, 2014 and each Fiscal Quarter thereafter	100

3.6 Amendment to Section 7.7(c). Section 7.7(c) of the Note Purchase Agreement is hereby amended and restated in its entirety, and so amended shall read as follows:

(c) Asset Coverage Ratio. Beginning with the Fiscal Quarter ending June 30, 2013, the Issuer shall not permit the Asset Coverage Ratio, as of the last day of any Fiscal Quarter set forth below, to be less than the ratio set forth below opposite such Fiscal Quarter.

Each Fiscal Quarter Ending on the Following Dates	Asset Coverage Ratio

June 30, 2013	1.00 to 1.00
September 30, 2013	1.25 to 1.00
December 31, 2013	1.50 to 1.00
March 31, 2014	1.75 to 1.00
June 30, 2014 and each Fiscal Quarter thereafter	2.00 to 1.00

3.7 Amendment to Appendix A. Appendix A of the Note Purchase Agreement is hereby amended and restated in its entirety, and so amended shall read as set forth in Annex 1 attached hereto.

ARTICLE IV

CONDITIONS

4.1 Conditions. This First Amendment shall be effective on the date (the “First Amendment Effective Date”) on which the Administrative Agent and the Holders have received each of the following documents (as specified) and the following conditions have been satisfied, each of which shall be reasonably satisfactory to the Holders in form and substance:

(a) First Amendment. The Administrative Agent shall have received from the Issuer and the Holders executed counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment.

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(b) Default, etc. The Issuer shall have performed and complied with all agreements and conditions contained in the Note Documents required to be performed or complied with by it prior to or at such First Amendment Effective Date and after giving effect to the issue and sale of the Notes and the effect of the limited covenant waivers contained herein, no Default, Event of Default or Material Adverse Effect shall have occurred and be continuing.

(c) Fees and Expenses. The Administrative Agent shall have received (i) a waiver and amendment fee equal to $100,000 for the ratable benefit of the Holders and (ii) all costs and expenses payable by the Issuer on the First Amendment Effective Date pursuant to Section 11.2 of the Note Purchase Agreement.

(d) Request and Issuance of Additional Tranche A Notes. The Issuer shall have issued to the Holders Additional Tranche A Notes on the First Amendment Effective Date in an aggregate principal amount of $5,000,000. The Issuer shall have complied with the process for the issuance of Additional Tranche A Notes set forth in Section 2.3 of the Note Purchase Agreement, except for the five (5) Business Days notice required by Section 2.3(b) of the Note Purchase Agreement which the Holders and the Administrative Agent hereby waive.

(e) Representations and Warranties. The representations and warranties of the Issuer set forth in the Note Purchase Agreement and in the other Note Documents shall be true and correct on and as of the First Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the First Amendment Effective Date, such representations and warranties shall continue to be true and correct as of such specified earlier date.

(f) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

ARTICLE V

MISCELLANEOUS

5.1 Ratification and Affirmation; Representations and Warranties. The Issuer hereby (a) ratifies, approves and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Note Document to which it is a party and agrees that each Note Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein, and (b) represents and warrants to the Purchasers that as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Note Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) since the Initial Closing Date, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect. All references to the Note Purchase Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Note Purchase Agreement, as amended hereby.

5.2 Note Document. This First Amendment and each agreement, instrument, certificate or document executed by the Issuer or any of its officers in connection therewith are “Note Documents” as defined and described in the Note Purchase Agreement and all of the terms and provisions of the Note Purchase Agreement relating to Note Documents shall apply hereto and thereto.

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5.3 Governing Law. THIS FIRST AMENDMENT, THE OTHER NOTE DOCUMENTS AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.4 No Oral Agreement. This First Amendment, the Note Purchase Agreement and the other Note Documents executed in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

5.5 Severability of Provisions. Any provision in this First Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this First Amendment are declared to be severable.

5.6 Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this First Amendment by signing any such counterpart.

5.7 Headings. Article and section headings in this First Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this First Amendment.

5.8 Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

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ANNEX I to

First Amendment to

Note Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above mentioned.

ISSUER:

OSAGE EXPLORATION & DEVELOPMENT, INC.

By:	/s/ Kim Bradford
Name:	Kim Bradford
Title:	Chief Executive Officer

Signature Page to

First Amendment to Note Purchase Agreement

of Osage Exploration & Development, Inc.

HOLDERS:

APOLLO INVESTMENT CORPORATION, as Holder

By:	Apollo Investment Management, L.P., its Advisor

By:	ACC Management, LLC, its General Partner

By:	/s/ Ted Goldthorpe
Name:	Ted Goldthorpe
Title:	President

Signature Page to

First Amendment to Note Purchase Agreement

of Osage Exploration & Development, Inc.

ADMINISTRATIVE AGENT:

APOLLO INVESTMENT CORPORATION, as Administrative Agent

By:	Apollo Investment Management, L.P., its Advisor

By:	ACC Management, LLC, its General Partner

By:	/s/ Ted Goldthorpe
Name:	Ted Goldthorpe
Title:	President

Signature Page to

First Amendment to Note Purchase Agreement

of Osage Exploration & Development, Inc.

ANNEX I to

First Amendment to

Note Purchase Agreement

APPENDIX A

Tranche A Commitments

Holder	Tranche A Commitment	Pro Rata Share
Apollo Investment Corporation	$20,000,000.00	100.000000000
Total	$20,000,000.00	100.00%

Appendix A to Note Purchase Agreement